Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34%
on a 17% Increase in Revenue Driven by Strong Execution

•
Providing best in class lead times through execution of manufacturing and operations strategy along with focused inventory investments resulted in strong revenue growth of 17% in the quarter and 14% organic growth; achieved $241 million in revenue
•
Operational efficiencies and strong operating leverage enabled net income of $30.5 million, up 35% over the prior-year period
•
Innovation empowered new customer wins, market share gains and stronger brand value
•
Achieved diluted EPS of $0.94 in the quarter; Diluted Non-GAAP Cash EPS of $1.18 up 19%
•
Strong financial flexibility with net debt to adjusted EBITDA leverage ratio to 1.79x[1]
•
2022 outlook reaffirmed including revenue between $930 million to $950 million, approximately 8% growth at the midpoint of range based on macroenvironment; on path to achieve strategic goal of at least $1 billion in revenue by 2023

SARASOTA, FL, May 9, 2022 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today reported financial results for the first quarter ended April 2, 2022. Results include the assets of BJN Technologies, LLC (“BJN”) on January 21, 2021, NEM S.r.l. (“NEM”) on July 9, 2021 and Shenzhen Joyonway Electronics & Technology Co., Ltd (“Joyonway”) on October 11, 2021.

Josef Matosevic, the Company’s President and Chief Executive Officer, commented, “We delivered another quarter of outperformance as the Helios team continues to execute well in challenging conditions. We are providing our customers with industry leading delivery schedules, innovating to create higher value hence stickier solutions to garner customer loyalty, and our sales and engineering teams are highly engaged with customers to enable their success. Of note, our 34% earnings growth validates the significant operating leverage inherent in the business. With our solid cash generation and strong balance sheet, we have the financial strength to execute our augmented strategy to deliver accelerated growth both organically and through acquisitions while also being very well positioned to weather challenges presented from the global macroenvironment.

On a run rate basis, we are well on our way of meeting our goal to reach at least $1 billion in revenue by 2023. We reaffirm our guidance for the full year both top and bottom line, despite the continued macroeconomic headwinds and tougher visibility in the second half of the year.”

He concluded, “Our recent announcement about another flywheel acquisition of Taimi R&D, Inc. is a clear demonstration of the continued success we are having finding high-quality bolt-on businesses that enhance our already leading technical expertise and fill in portfolio areas with proprietary scalable technology solutions.”

[1]On a pro-forma basis for NEM and Joyonway

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

First Quarter 2022 Consolidated Results

($ in millions, except per share data)	Q1 2022	Q1 2021	Change		% Change
Net sales	$240.5	$204.8	$35.7		17%
Gross profit	$83.6	$75.4	$8.2		11%
Gross margin	34.8%	36.8%	(200)	bps
Operating income	$42.9	$34.6	$8.3		24%
Operating margin	17.8%	16.9%	90	bps
Non-GAAP adjusted operating margin	21.8%	22.8%	(100)	bps
Net income	$30.5	$22.6	$7.9		35%
Diluted EPS	$0.94	$0.70	$0.24		34%
Non-GAAP cash net income	$38.3	$31.7	$6.6		21%
Diluted Non-GAAP cash EPS	$1.18	$0.99	$0.19		19%
Adjusted EBITDA	$59.0	$51.3	$7.7		15%
Adjusted EBITDA margin	24.5%	25.1%	(60)	bps

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•
Sales reflected strong demand across most of our markets with our mobile equipment and health and wellness end markets leading the growth. Responsive manufacturing processes was an enabler of growth allowing us to deliver products and solutions to customers in a timely manner amidst supply chain constraints. Sales included $7.2 million in revenue from acquisitions. Organic growth in the quarter was 14%. (See the table in this release that provides acquired revenue by segment by quarter).
•
Strength in demand across the Americas and EMEA, with moderate growth in APAC.
•
Foreign currency translation adjustment on sales: $4.7 million unfavorable.

Profits and margins

•
Gross profit and margin drivers: gross profit benefitted from increased volume during the quarter while gross margin declined by 200 basis points compared with the prior-year period, due to increases in logistics, raw material and labor costs.
•
Selling, engineering and administrative expenses: as a percentage of sales, decreased 90 basis points to 14.0% compared with the 2021 first quarter, reflecting both the benefit of fixed cost leverage on higher sales partially offset by higher operating expenses.
•
Amortization of intangible assets: $7.0 million down from $10.2 million in the prior year reflecting timing related to the Company’s acquisitions.

Non-operating items

•
Net interest expense: $3.8 million in the quarter, down $1.0 million compared with the prior-year period due to lower debt balances.
•
Effective tax rate: 22.4% compared with 23.2% in the prior-year period reflecting levels of income in varying tax jurisdictions.

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•
GAAP net income and diluted earnings per share: $30.5 million and $0.94 per share, up 34%.
•
Diluted Non-GAAP cash earnings per share: $1.18 compared with $0.99 last year, up 19% due to higher sales, operational efficiencies, and strong operating leverage.
•
Adjusted EBITDA margin: 60 basis point impact to 24.5% compared with the prior-year period as higher volume was offset by increases in logistics expenses related to supply chain challenges, material inflation and labor costs.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions)
Hydraulics	Three Months Ended
	Q1 2022	Q1 2021	Change		% Change
Net Sales
Americas	$43.1	$34.3	$8.8		26%
EMEA	52.9	43.3	9.6		22%
APAC	41.1	41.5	(0.4)		(1%)
Total Segment Sales	$137.1	$119.1	$18.0		15%
Gross Profit	$50.8	$45.4	$5.4		12%
Gross Margin	37.1%	38.1%	(100)	bps
SEA Expenses	$19.2	$17.3	$1.9		11%
Operating Income	$31.6	$28.1	$3.5		13%
Operating Margin	23.1%	23.6%	(50)	bps

First Quarter Hydraulics Segment Review

•
Higher sales were driven by improved demand in the Americas and EMEA regions, as well as many of our end markets driven by the mobile and industrial equipment markets; foreign currency exchange rates had a $4.5 million unfavorable adjustment on sales.
•
Gross profit and margin drivers: gross profit increased $5.4 million, or 12%, compared with the same quarter of the prior year primarily due to higher sales volume partially offset by unfavorable foreign exchange. Gross margin reflects price increases and fixed cost leverage on the higher sales that were more than offset by increases in raw material, logistics and labor costs and the unfavorable impacts from exchange rates.
•
Operating income increased $3.5 million, or 13%, while operating margin of 23.1% reflects flow through of gross margin offset by fixed cost leverage on higher sales and disciplined cost management.

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions)
Electronics	Three Months Ended
	Q1 2022	Q1 2021	Change		% Change
Net Sales
Americas	$77.7	$65.0	$12.7		20%
EMEA	11.8	9.3	2.5		27%
APAC	13.9	11.4	2.5		22%
Total Segment Sales	$103.4	$85.7	$17.7		21%
Gross Profit	$32.8	$30.0	$2.8		9%
Gross Margin	31.7%	35.0%	(330)	bps
SEA Expenses	$12.3	$11.7	$0.6		5%
Operating Income	$20.5	$18.3	$2.2		12%
Operating Margin	19.8%	21.4%	(160)	bps

First Quarter Electronics Segment Review

•
Higher sales were driven by improved demand in our health and wellness and recreational end markets, as well as successful capacity improvement initiatives, partially offset by supply chain constraints.
•
Gross profit and margin drivers: gross profit increased $2.8 million compared with the first quarter of the prior year, primarily due to the increased sales volume. Gross margin reflects price increases and fixed cost leverage on higher sales that were more than offset by increases in raw material, freight, logistics and labor costs.
•
Operating income increased $2.2 million, or 12%, while operating margin of 19.8% reflects flow through of gross margin offset by fixed cost leverage on higher sales and disciplined cost management.

Balance Sheet and Cash Flow Review

•
Total debt at quarter-end was $438.1 million compared with $445.0 million at January 2, 2022, reflecting repayments, net of borrowings, on our credit facilities of $4.3 million in the quarter.
•
Cash and cash equivalents at April 2, 2022 were $33.0 million, up $4.5 million from the end of 2021.
•
Inventory increased $14.7 million, or 8.9%, from the end of 2021 driven by the macro issues in the supply chain. These issues include the Company purchasing parts ahead of material shortages, holding some inventory for past due orders where one or two components have been delayed in the supply chain, along with customers changing shipping schedules once the Company has already manufactured the products.
•
Pro-forma net debt-to-adjusted EBITDA improved to 1.79x at the end of the first quarter of 2022 (pro-forma for NEM and Joyonway) compared with 1.89x (pro-forma for the NEM and Balboa acquisitions) at the end of 2021, further demonstrating the Company’s ability to de-lever the balance sheet following an acquisition. At the end of 2022 first quarter, the Company had $159.4 million available on its revolving lines of credit.
•
Net cash provided by operations was $14.7 million in the first quarter 2022 compared with $15.1 million in the prior-year period.
•
Capital expenditures were $5.6 million, or approximately 2% of sales. The Company expects to spend between 3% to 5% of sales in capital investments in 2022.
•
Paid 101st sequential quarterly cash dividend on April 20, 2022.

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

2022 Outlook

The Company reaffirms its expectations for 2022. This assumes constant currency, using quarter end rates, is based on organic growth only, and that markets served are not further impacted by the global pandemic or the geo-political environment.

	2021 Actual	2022 Outlook
Consolidated revenue	$869.2 million	$930 - $950 million
Adjusted EBITDA	$214.1 million	$219 - $238 million
Adjusted EBITDA margin	24.6%	23.5% - 25.0%
Interest expense	$16.9 million	$14 - $15 million
Effective tax rate	20.3%	21% - 23%
Depreciation	$21.4 million	$24.5 - $26.5 million
Amortization	$33.0million	$28 - $29 million
Capital expenditures % total revenue	3%	3% - 5% of sales
Diluted Non-GAAP Cash EPS	$4.25	$4.35 - $4.60

Webcast

The Company will host a conference call and webcast tomorrow, May 10, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 12:00 p.m. ET on the day of the call through Tuesday, May 17, 2022. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13728206. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Center of Engineering Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) supply chain disruption and the potential inability to procure goods; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) inflation (including hyperinflation) or recession; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to health epidemics, pandemics and similar outbreaks and similar outbreaks, including, without limitation, the current COVID-19 pandemic, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vi) risks related to our international operations, including the potential impact of the ongoing conflict between Russia and Ukraine; and (vii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended January 1, 2022.

This news release will discuss some historical non-GAAP financial measures, which the Company believes are useful in evaluating its performance. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

This news release also presents forward-looking statements regarding non-GAAP Adjusted EBITDA, Adjusted EBITDA margin and Diluted non-GAAP cash EPS. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2022 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond

Vice President, Investor Relations, Corporate Communication and Risk Management

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021	% Change

Net sales	$240,547	$204,844	17%
Cost of sales	156,904	129,477	21%
Gross profit	83,643	75,367	11%
Gross margin	34.8%	36.8%

Selling, engineering and administrative expenses	33,776	30,561	11%
Amortization of intangible assets	6,980	10,198	(32)%
Operating income	42,887	34,608	24%
Operating margin	17.8%	16.9%

Interest expense, net	3,809	4,751	(20)%
Foreign currency transaction (gain) loss, net	(924)	464	(299)%
Other non-operating expense (income), net	750	(1)	NM
Income before income taxes	39,252	29,394	34%
Income tax provision	8,774	6,807	29%
Net income	$30,478	$22,587	35%

Net income per share:
Basic	$0.94	$0.70	34%
Diluted	$0.94	$0.70	34%

Weighted average shares outstanding:
Basic	32,439	32,193
Diluted	32,565	32,345

Dividends declared per share	$0.09	$0.09

NM = Not meaningful

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	April 2, 2022	January 1, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,019	$28,540
Restricted cash	39	41
Accounts receivable, net of allowance for
credit losses of $1,119 and $1,212	151,350	134,561
Inventories, net	180,290	165,629
Income taxes receivable	1,796	2,762
Other current assets	21,871	20,101
Total current assets	388,365	351,634
Property, plant and equipment, net	170,411	174,210
Deferred income taxes	4,183	2,934
Goodwill	452,654	459,936
Other intangible assets, net	399,946	412,759
Other assets	19,322	13,873
Total assets	$1,434,881	$1,415,346
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$89,117	$85,301
Accrued compensation and benefits	18,636	28,595
Other accrued expenses and current liabilities	29,863	28,254
Current portion of long-term non-revolving debt, net	18,141	18,125
Dividends payable	2,924	2,917
Income taxes payable	14,362	6,328
Total current liabilities	173,043	169,520
Revolving line of credit	238,932	242,312
Long-term non-revolving debt, net	179,864	183,897
Deferred income taxes	70,144	71,836
Other noncurrent liabilities	37,262	38,818
Total liabilities	699,245	706,383
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100,000 shares authorized,
32,478 and 32,407 issued and outstanding	32	32
Capital in excess of par value	395,873	394,641
Retained earnings	390,831	363,279
Accumulated other comprehensive loss	(51,100)	(48,989)
Total shareholders’ equity	735,636	708,963
Total liabilities and shareholders’ equity	$1,434,881	$1,415,346

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Net income	$30,478	$22,587
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	12,554	15,237
Stock-based compensation expense	2,494	2,107
Amortization of debt issuance costs	125	125
Benefit for deferred income taxes	(1,082)	(906)
Forward contract gains, net	(1,577)	(2,402)
Other, net	696	32
(Increase) decrease in operating assets:
Accounts receivable	(17,418)	(28,051)
Inventories	(15,471)	(10,809)
Income taxes receivable	938	565
Other current assets	(2,403)	(2,614)
Other assets	2,202	2,139
Increase (decrease) in operating liabilities:
Accounts payable	4,136	13,912
Accrued expenses and other liabilities	(8,053)	(2,147)
Income taxes payable	8,177	6,126
Other noncurrent liabilities	(1,108)	(819)
Net cash provided by operating activities	14,688	15,082
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	1,271	(1,000)
Amounts paid for net assets acquired	-	(2,400)
Capital expenditures	(5,630)	(5,036)
Proceeds from dispositions of equipment	1,837	35
Cash settlement of forward contracts	707	1,544
Software development costs	(874)	(623)
Net cash used in investing activities	(2,689)	(7,480)
Cash flows from financing activities:
Borrowings on revolving credit facilities	23,548	6,602
Repayment of borrowings on revolving credit facilities	(23,605)	(8,500)
Repayment of borrowings on long-term non-revolving debt	(4,201)	(4,029)
Proceeds from stock issued	600	333
Dividends to shareholders	(2,917)	(2,891)
Other financing activities	(2,259)	(974)
Net cash used in financing activities	(8,834)	(9,459)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,312	2,565
Net increase in cash, cash equivalents and restricted cash	4,477	708
Cash, cash equivalents and restricted cash, beginning of period	28,581	25,257
Cash, cash equivalents and restricted cash, end of period	$33,058	$25,965

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

HELIOS TECHNOLOGIES

SEGMENT DATA

(In thousands)

(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Sales:
Hydraulics	$137,106	$119,106
Electronics	103,441	85,738
Consolidated	$240,547	$204,844

Gross profit and margin:
Hydraulics	$50,838	$45,409
	37.1%	38.1%
Electronics	32,805	29,958
	31.7%	35.0%
Consolidated	$83,643	$75,367
	34.8%	36.8%

Operating income (loss) and margin:
Hydraulics	$31,633	$28,073
	23.1%	23.6%
Electronics	20,523	18,280
	19.8%	21.4%
Corporate and other	(9,269)	(11,745)
Consolidated	$42,887	$34,608
	17.8%	16.9%

ORGANIC AND ACQUIRED REVENUE

(In thousands)

(Unaudited)

	Three Months Ended				Full Year Ended	Three Months Ended
	April 3,	July 3,	October 2,	January 1,	January 1,	April 2,
	2021	2021	2021	2022	2022	2022
Hydraulics
Organic	$119,106	$133,039	$128,672	$125,200	$506,017	$130,691
Acquisition	-	-	4,732	5,700	10,432	6,415
Total	$119,106	$133,039	$133,404	$130,900	$516,449	$137,106

Electronics
Organic	$29,459	$30,191	$30,808	$66,107	$156,565	$102,663
Acquisition	56,279	60,183	59,029	20,680	196,171	778
Total	$85,738	$90,374	$89,837	$86,787	$352,736	$103,441

Consolidated
Organic	$148,565	$163,230	$159,480	$191,307	$662,582	$233,354
Acquisition	56,279	60,183	63,761	26,380	206,603	7,193
Total	$204,844	$223,413	$223,241	$217,687	$869,185	$240,547

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2022 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y
Americas:
Hydraulics	$43.1	26%
Electronics	77.7	20%
Consol. Americas	120.8	22%
% of total	50%
EMEA:
Hydraulics	$52.9	22%
Electronics	11.8	27%
Consol. EMEA	64.7	23%
% of total	27%
APAC:
Hydraulics	$41.1	(1%)
Electronics	13.9	22%
Consol. APAC	55.0	4%
% of total	23%
Total	$240.5	17%
	-

2021 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y
Americas:
Hydraulics	$34.3	(8%)	$41.7	22%	$45.2	63%	$46.5	49%
Electronics	65.0	201%	64.1	378%	64.2	200%	$64.5	72%
Consol. Americas	99.3	69%	105.8	122%	109.4	123%	111.0	61%
% of total	48%		47%		49%		51%
EMEA:
Hydraulics	$43.3	29%	$46.6	49%	$44.8	40%	$45.3	32%
Electronics	9.3	272%	11.0	479%	11.1	640%	$10.6	116%
Consol. EMEA	52.6	46%	57.6	74%	55.9	66%	55.9	42%
% of total	26%		26%		25%		26%
APAC:
Hydraulics	$41.5	26%	$44.7	22%	$43.4	13%	$39.1	5%
Electronics	11.4	613%	15.3	705%	14.5	867%	$11.7	92%
Consol. APAC	52.9	53%	60.0	55%	57.9	45%	50.8	17%
% of total	26%		27%		26%		23%
Total	$204.8	58%	$223.4	87%	$223.2	82%	$217.7	44%

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
GAAP operating income	$42,887	$34,608
Acquisition-related amortization of intangible assets	6,980	10,198
Acquisition and financing-related expenses	859	922
Restructuring charges	268	418
Officer transition costs	302	-
Acquisition integration costs	1,119	594
Non-GAAP adjusted operating income	$52,415	$46,740
GAAP operating margin	17.8%	16.9%
Non-GAAP adjusted operating margin	21.8%	22.8%

Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022
Net income	$30,478	$22,587	$112,487
Interest expense, net	3,809	4,751	15,929
Income tax provision	8,774	6,807	28,550
Depreciation and amortization	12,554	15,237	51,718
EBITDA	55,615	49,382	208,684
Acquisition and financing-related expenses	859	922	5,678
Restructuring charges	268	418	323
Officer transition costs	302	-	619
Inventory step-up amortization	-	-	558
Acquisition integration costs	1,119	594	3,374
Change in fair value of contingent consideration	836	-	1,886
Other	-	-	626
Adjusted EBITDA	$58,999	$51,316	$221,748
Adjusted EBITDA margin	24.5%	25.1%	24.5%

Pre-acquisition adjusted EBITDA, NEM and Joyonway			4,334
TTM Pro forma adjusted EBITDA			$226,082

Helios Technologies First Quarter 2022 Diluted Earnings per Share Grew 34% on a 17% Increase in Revenue Driven by Strong Execution

May 9, 2022

HELIOS TECHNOLOGIES

Non-GAAP Cash Net Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net income	$30,478	$22,587
Amortization of intangible assets	7,105	10,231
Acquisition and financing-related expenses	859	922
Restructuring charges	268	418
Officer transition costs	302	-
Acquisition integration costs	1,119	594
Change in fair value of contingent consideration	836	-
Tax effect of above	(2,622)	(3,041)
Non-GAAP cash net income	$38,345	$31,711
Non-GAAP cash net income per diluted share	$1.18	$0.99

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

As of
April 2, 2022
Current portion of long-term non-revolving debt, net	$18,141
Revolving lines of credit	240,086
Long-term non-revolving debt, net	179,864
Total debt	438,091
Less: Cash and cash equivalents	33,019
Net debt	$405,072

TTM Pro forma adjusted EBITDA*	$226,082
Ratio of net debt to TTM pro forma adjusted EBITDA	1.79
*On a pro-forma basis for NEM and Joyonway

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing non-GAAP information such as adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are important for investors and other readers of Helios’s financial statements, as they are used as analytical indicators by Helios’s management to better understand operating performance. Because adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are non-GAAP measures and are thus susceptible to varying calculations, adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share, as presented, may not be directly comparable with other similarly titled measures used by other companies.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin and cash net income and cash net income per diluted share disclosed above in our 2022 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods.